This Agreement made the	30th day of January, 2006.

B E T W E E N:

RE/MAX ONTARIO-ATLANTIC CANADA INC., a corporation incorporated under the laws of the Province of Ontario,

(hereinafter referred to as “RE/MAX”)

OF THE FIRST PART;

-and-

MORTGAGEBROKERS.COM HOLDINGS, INC., a corporation incorporated under the laws of the State of Delaware, USA

(hereinafter referred to as “MBKR”)

OF THE SECOND PART.

For good and valuable consideration (the receipt and sufficiency of which are hereby by each of the parties hereto acknowledged) the parties hereto make the representations, warranties and agreements hereinafter set forth:

1.	The Mortgage Broker Solution

MBKR agrees to provide its expertise in respect of North American mortgage finance and origination business solutions to RE/MAX and its franchisees and their salespersons. Such expertise will be provided in the form of a program to be known as the “Mortgage Broker Solution”. The essential elements of the Mortgage Broker Solution are outlined and described in Schedule “A” hereto.

2.	MBKR Authority

MBKR represents and warrants to RE/MAX that when it provides the Mortgage Broker Solution it will have all consents, permissions and licenses necessary to provide the Mortgage Broker Solution and that all services provided by MBKR referable to this agreement shall be provided in accordance with all applicable laws and regulations.

3.	Term and Renewals
(a)

This agreement shall commence on June 1, 2006 and, subject to Sections 4 to 6 hereof (which sections and this Section 3 provide the sole means pursuant to which this agreement may be terminated prior to the expiry of its original term or any renewal term), shall terminate on May 31, 2016. However, in the event that RE/MAX International, Inc., or any successor to RE/MAX International, Inc. with respect to the rights of master franchisor of the RE/MAX International franchise network, should hereafter enter into any agreement the effect of which shall require RE/MAX to terminate this agreement or be in breach of the agreement to which it is bound by reason of its agreements with RE/MAX International, Inc., then RE/MAX may by notice to MBKR, which notice shall be effective in accordance with its terms, terminate this agreement without penalty.

In the event RE/MAX should terminate this agreement pursuant to this Section 3, then the warrants issued pursuant to Section 7 hereof that have not been exercised on the date of termination shall become null and void.

(b)

Prior to the termination of this agreement and of each renewal of this agreement RE/MAX shall have the option, exercisable by notice to MBKR (to be given no later than six (6) months prior to the expiration of the then current term or renewal term) to renew this agreement for a further ten (10) year term on the same terms and conditions as this agreement except that Sections 6 and 7 shall not be a part of any renewal agreement.

4.	Expected Referrals
(a)

It is the mutual expectation of the parties hereto that at least the number of mortgage financings referred to in parts (b) and (c) hereof will be secured by MBKR from RE/MAX referrals during the term of this agreement. If such expectations are not met by any target date, then RE/MAX may, by notice to MBKR terminate this agreement, except for Sections 7, 9, 10(b) and 24 by providing at least sixty (60) days notice of intent to terminate.

(b)	During the period from June 1, 2006 to December 31, 2009 the following referrals are expected:

Referrals resulting in mortgages	Period within which mortgages are to be secured
3,000	June 1, 2006 to December 31, 2007
3,750	January 1, 2008 to December 31, 2008
4,500	January 1, 2009 to December 31, 2009

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(c)

During each subsequent calendar year of the term of this agreement, other than the year 2016, it is the mutual expectation of RE/MAX and MBKR that the number of referrals resulting in mortgages in each calendar year will be at least equal to ten percent (10%) of the number of purchase transactions in which one of the salespersons in the RE/MAX system was the agent for the purchaser. During the period from January 1, 2016 to May 31, 2016, it is the mutual expectation that referrals resulting in mortgages will be at least 4.2% of the number of such purchase transactions for the calendar year 2015. RE/MAX shall notify MBKR in writing each year as to such number.

(d)	RE/MAX agrees to refer to MBKR all requests for mortgage financing that are received directly by RE/MAX whether received on the RE/MAX web site or otherwise.
5.	Termination

In the event that either RE/MAX or MBKR breaches this agreement or otherwise fails to perform its obligations pursuant to this agreement in accordance with the terms of this agreement, the one of them not in default may terminate this agreement except for Sections 7, 9, 10 (b) and 24 hereof by providing to the other of them thirty (30) days notice specifying the breach. The notice required shall demand immediate cure of the condition or conditions warranting termination, and shall advise that in the event the condition or conditions warranting termination specified in the notice are not cured within the thirty (30) day notice period, this agreement shall be terminated without further notice. Termination of this agreement shall not be an exclusive remedy and shall not in any way affect the rights of the terminating party to sue for damages or to pursue any other legal or equitable remedy for a breach of this agreement. In the event of any termination of this agreement, RE/MAX AND MBKR shall immediately cease and discontinue all use of the intellectual property rights of the other of them.

6.	Shares for Franchisees and Others
(a)

It is intended that RE/MAX franchisees will be afforded an opportunity to acquire, for a purchase price of $U.S.1.00, common shares of MBKR pursuant to a Private Placement Offering (the “Offering”) to be made in February, 2006. In the event that RE/MAX franchisees do not acquire an aggregate of at least two million (2,000,000) such shares by no later than March 31, 2006 then this agreement shall, at the option of either RE/MAX or MBKR, by notice to the other of them, forthwith terminate following delivery of such notice of termination.

(b)

MBKR agrees to issue to each purchaser of MBKR shares pursuant to this Section 6 one warrant to purchase common shares of MBKR for each share that is issued to such purchaser pursuant to this Section 6. Such warrants shall provide an exercise price that is 30% below the 30 day moving average price of the MBKR shares preceding the date such warrants are exercised. 1/5 of such warrants shall be exercisable on each anniversary date of the closing of the Offering in each of the first five years following the completion of the Offering and if not exercised

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within 30 days of such anniversary date shall expire. Such warrants shall also contain appropriate anti-dilution provisions similar to those contained in Section 4.4 of an unsecured convertible note issued by MBKR to RE/MAX.

7.	Shares for RE/MAX Affiliates and Executives
(a)

RE/MAX anticipates that one of its affiliated companies and certain of its senior executives (in addition to any shares acquired as contemplated by Section 6 hereof) will acquire for an issue price of $U.S.1.00 per share up to an aggregate of one million five hundred thousand (1,500,000) common shares of MBKR pursuant to the Offering. MBKR agrees, on each anniversary of the commencement of this agreement commencing on June 1, 2007, to issue to such affiliate and each such executive at no cost a number of common shares of MBKR that are equal in number to 25% of the total number of shares initially issued to such affiliate or executive as the case may be. Each twelve (12) month period ending on each such anniversary is hereinafter sometimes referred to as a “Term Year”. Such right to additional shares may be assigned in the discretion of the person entitled thereto.

(b)

MBKR agrees to issue to each purchaser of MBKR shares pursuant to this Section 7 one warrant to purchase common shares of MBKR for each share that is issued to such purchaser pursuant to this Section 7. Such warrants shall provide an exercise price that is 30% below the 30 day moving average price of the MBKR shares preceding the date such warrants are exercised. 1/5 of such warrants shall be exercisable on each anniversary date of the closing of the Offering in each of the first five years following the completion of the Offering and if not exercised within 30 days of such anniversary date shall expire. Such warrants shall also contain appropriate anti-dilution provisions similar to those contained in Section 4.4 of an unsecured convertible note issued by MBKR to RE/MAX.

(c)

This Section 7 shall remain in force notwithstanding any termination effected pursuant to Section 4 or 5 hereof except with respect to the additional shares contemplated to be issued pursuant to part (a) hereof. With respect to such additional shares no shares shall be issuable with respect to any Term Year subsequent to the Term Year in which this agreement is terminated. The shares to be issued with respect to the Term Year in which this agreement is terminated shall be equal to 25% of the number of shares issuable for such year if this agreement had not been terminated multiplied by a fraction, the denominator of which is 365 and the numerator of which is the number of days in such Term Year prior to the effective date of termination.

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8.	Finder’s Fees

With respect to each mortgage referred to MBKR by RE/MAX, any of its franchisees or any of the RE/MAX salespersons, MBKR shall pay an aggregate finder’s fee of:

(a)	60% of the finder’s fee paid to MBKR to a maximum of 45 basis points (“bps”) of the mortgage amount in the case of residential mortgages;
(b)	25% of the finder’s fee paid to MBKR up to a maximum of 30 bps of the mortgage amount in the case of commercial mortgages; and
(c)

in the case of a renewal or refinancing of a mortgage for which a finder’s fee was payable pursuant to part (a) or (b) hereof, such number of bps as shall be equitable having regard to prevailing practices at the time of such renewal or refinancing.

Such finder’s fees shall be remitted once each month. Each finder’s fee shall be paid by the end of the month following the month in which funds were first advanced under the mortgage for which the finder’s fee is payable. Each finder’s fee shall be distributed by MBKR to RE/MAX, its franchisees and their salespersons in such manner as RE/MAX shall from time to time direct.

MBKR acknowledges that amounts from time to time paid to RE/MAX pursuant to the preceding paragraph may be divided by RE/MAX amongst its franchisees and their salespersons as RE/MAX shall from time to time in its sole discretion determine. MBKR also acknowledges that RE/MAX intends that a portion of such amount will also be utilized to establish a pension or similar investment program for its salespersons.

If any fees are not paid when due, MBKR shall pay interest charges, equal to 6% per annum on such fees, calculated and payable monthly for the actual number of days that elapse between the day such fees were due and the day they are actually paid.

The amount of the finder’s fee to be paid by MBKR to RE/MAX shall be reviewed annually by RE/MAX and MBKR. In default of written agreement to the contrary, it shall remain as herein provided or, if the amount has previously been agreed in writing to be changed, it shall remain as previously agreed.

9.	Reporting and Records

MBKR shall submit to RE/MAX on a quarterly basis, a report in a form designated by RE/MAX from time to time containing information and data as specified by RE/MAX with respect to the transactions that have occurred pursuant to the Mortgage Broker Solution.

MBKR shall maintain books of account with respect to all services provided as contemplated by this agreement for which payment is due to RE/MAX pursuant to this agreement. RE/MAX shall have the right, on reasonable notice to MBKR to review, audit or cause to be audited, all books and records relating to the services to be performed by MBKR pursuant to this agreement or any payments made or required to be made to RE/MAX pursuant to this agreement. MBKR shall fully co-operate with representatives of RE/MAX conducting any such audit and such audit shall be at a mutually convenient time and place. In the event any such

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audit reveals that the understatement of the amount payable to RE/MAX during the period covered by the audit is greater than 5% of the amount properly payable, MBKR shall reimburse RE/MAX for the costs of such audit. In all other cases, the costs of such audit shall be borne by RE/MAX. This Section 9 shall survive any termination of this agreement pursuant to Section 4 or 5 hereof.

10.	Distribution of Basis Points
(a)	The following distribution scheme (with respect to which more detail is provided in Schedule “A” hereto) shall apply with respect to mortgage referrals for which 45 bps are payable.
(i)

It is currently anticipated by RE/MAX that, for each 45 bps paid to it, other than those payable by reason of a referral made pursuant to Section 4(d) hereof, RE/MAX will retain 7.5 bps for itself, and allocate 12.5 bps to the applicable franchisee and 15 bps to the applicable salesperson.

(ii)

In addition, it is currently anticipated that 10 bps of each such 45 bps will be held by RE/MAX, a portion of which will be applied to administrative costs and a portion of which will be applied for the benefit of the applicable salesperson in such manner as RE/MAX shall hereafter determine.

	(iii)	For each bps payable pursuant to Section 4(d) hereof, it is currently RE/MAX’s intention that all such bps shall be payable to RE/MAX.
(iv)

RE/MAX may in its sole discretion change the ratios in which such bps are distributed. Further, RE/MAX may in its discretion create a pension or similar investment plan for the benefit of its salesperson to which salesperson’s bps may be contributed.

(b)

Notwithstanding any termination of this agreement pursuant to Section 4 or 5 hereof the said 7.5 bps to be retained by RE/MAX (as adjusted if applicable pursuant to Section 10(c) hereof) will continue to be payable to RE/MAX with respect to each mortgage referred to MBKR by any franchisee or salesperson in the RE/MAX system.

(c)

In the event that more or less than 45 bps are payable with respect to any particular mortgage referral (including mortgages contemplated by Section 8(b)) then part (a) of this Section 10 shall apply with respect to the bps to be paid except that the distributions referred to in said part (a) shall be adjusted pro rata in the ratio that the number of bps to be distributed bears to 45 bps.

11.	MBKR Share Ownership Program

MBKR agrees to grant to each participating RE/MAX franchisee the right to participate in the MBKR Annual Volume Incentive Share Ownership Program which offers stock warrants for common shares of MBKR in proportion to mortgage origination. More detail with respect to such program is set forth in Schedule “B” hereto.

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12.	Restriction on Share Arrangements by MBKR

MBKR agrees with RE/MAX not to enter into any arrangement with any real estate competitor of RE/MAX including any person that is a real estate broker, salesperson or franchisor operating within any portion of RE/MAX’s Ontario-Atlantic Canada territory or within the states of Connecticut, Rhode Island, Maine, Massachusetts, Vermont, New Hampshire, Indiana, Wisconsin and Minnesota or within any country in Europe, Israel or Turkey whereby MBKR shares are issued to such competitor or any of its directors, executives or salespersons. However this undertaking shall not prevent any such competitor or its directors, executives or salespersons from purchasing or transferring MBKR shares on the open market.

13.	Restriction on Similar Arrangements by RE/MAX

RE/MAX agrees that, so long as this agreement is in force, it will not enter into any other mortgage broker solution arrangement with any other company to provide financing of the type provided hereunder by MBKR. However, notwithstanding the foregoing MBKR acknowledges and agrees that existing providers of mortgage financing and mortgage broker solutions to RE/MAX and its franchisees may continue to exist. Further MBKR acknowledges that RE/MAX has no authority to require its franchisees to adopt the Mortgage Broker Solution or to prevent them from entering into agreements (which may or may not be similar to this agreement) with entities that are competitors of MBKR.

14.	MBKR Personnel

MBKR agrees to provide an adequate number of personnel in order to permit MBKR to provide promptly the services contemplated to be provided pursuant to the Mortgage Broker Solution both to RE/MAX salespersons and to the customers and clients of RE/MAX that are referred to MBKR.

15.	Marketing by RE/MAX

RE/MAX shall market, advertise and promote the Mortgage Broker Solution to its franchisees and their salespersons. Further RE/MAX shall encourage all RE/MAX franchisees and salespersons to market, advertise and promote the Mortgage Broker Solution to their respective clients and customers. Without limiting the generality of the foregoing, RE/MAX shall permit MBKR to have a presence at its conferences and rallies including its sales rallies, broker-owner retreats and “RE/MAX and You” events. RE/MAX also agrees to work with MBKR to create a mutually acceptable presence for MBKR on the RE/MAX web site.

16.	Expansion of Services
(a)

(i)            Subject to subpart (ii) hereof MBKR agrees that any expansion of its services to jurisdictions in which it is not currently operating will be done only through entities that are wholly owned, directly or indirectly by MBKR. MBKR also agrees that it will not create any entity to conduct any portion of MBKR’s business in any jurisdiction in which it is currently operating unless such entity is wholly owned, directly or indirectly by MBKR.

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	(ii)	Notwithstanding part (i) hereof MBKR may enter into joint ventures in association with third parties the purpose of which is to increase the profit of MBKR.
(b)

Although RE/MAX shall have no obligation to do so RE/MAX agrees, if it deems it appropriate in its sole discretion, to make reasonable business efforts, in co-operation with MBKR, to introduce the Mortgage Broker Solution, with necessary and required changes, if any, to other parts of Canada, to the United States and to Europe.

(c)

In the event the MBKR should wish to enter into an agreement similar to this agreement with any other regional franchisee or division of RE/MAX International, Inc., or any successor corporation acting as master franchisor of the RE/MAX system then RE/MAX agrees to provide MBKR such assistance as RE/MAX deems to be appropriate. If and whenever MBKR enters into such an agreement, MBKR shall pay to RE/MAX 1 bps for each mortgage entered into attributable to a referral pursuant to such agreement. Such 1 bps shall be remitted to RE/MAX once each month. Each amount payable shall be paid by the end of the month following the month in which funds were first advanced under the mortgage for which the applicable bps is payable.

17.	Co-Branding Opportunities

RE/MAX and MBKR will jointly endeavour to identify mutually acceptable commitments in respect of co-branding, advertising, communications and web-based and personal referrals.

18.	Project Managers

RE/MAX and MBKR each agree to assign a project manager to oversee the work contemplated to be performed pursuant to this agreement and agree that such persons shall meet as frequently as is necessary in order to monitor the progress of the implementation of the Mortgage Broker Solution and to discuss and resolve any issues which may arise.

19.	Mortgage Providers

MBKR acknowledges that RE/MAX currently is a party to an agreement with the Toronto Dominion Bank, Canada Trustco Mortgage Company and The Canada Trust Company (collectively “T-D”) which, amongst other things, provides that RE/MAX is to encourage its franchisees to promote the referral of mortgages to T-D. The current term of such agreement expires on September 20, 2006 and automatically renews for additional two (2) year terms unless ninety (90) days notice of termination is provided by either party. It is not RE/MAX’s current intention to terminate such agreement.

MBKR and RE/MAX agree that, if such agreement should be terminated, then RE/MAX and MBKR will jointly endeavour to secure a similar arrangement with another financial institution or institutions which will provide similar benefits to RE/MAX as those provided by the said agreement with T-D.

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20.	Use of Trade-Marks

Save as specifically permitted by this agreement, neither RE/MAX nor MBKR shall have any right to use any name, trade-name, trade-mark, service mark or any other designation of the either of them or of any of their respective affiliates, franchisees, franchisors or subsidiaries.

21.	Potential Trade-Mark License by RE/MAX

When RE/MAX and MBKR mutually agree that it is beneficial for RE/MAX to use any of MBKR’s intellectual property rights, RE/MAX may use such of the intellectual property rights as MBKR shall have authorized but such rights shall, unless otherwise specifically authorized, be utilized solely in connection with RE/MAX’s promotional or advertising materials for the Mortgage Broker Solution. Any proposed use must be pre-approved by MBKR in writing.

22.	Potential Trade-Mark License by MBKR

When MBKR and RE/MAX mutually agree that it is beneficial for MBKR to use any of RE/MAX’s intellectual property rights, MBKR may use such of the intellectual property rights as RE/MAX shall have authorized but such rights shall, unless otherwise specifically authorized, be utilized solely in connection with MBKR’s promotional or advertising materials for the Mortgage Broker Solution as it relates to RE/MAX. Any proposed use must be pre-approved by RE/MAX in writing.

23.	Non Use of Intellectual Property

In no event may either RE/MAX or MBKR or any affiliated or associated person or entity utilize the intellectual property rights of the other of them in connection with any products or services other than as permitted by this agreement. Each of RE/MAX and MBKR acknowledges and agrees that this agreement does not create or grant any rights for the other of them to use any intellectual property rights owned or controlled by the other of them other than as specifically provided in this agreement.

24.	New Trade-Marks and Work Product

RE/MAX and MBKR agree that if any new trade-mark, trade-name or service mark or work product is developed in consequence of the relationship between them such trade-mark, trade-name or service mark or work product shall, unless the parties agree in writing to the contrary, be owned equally by each of them and each shall have the right to utilize such trade-mark, trade-name or service mark and work product notwithstanding any termination of this agreement.

25.	Status of Material Supplied

Each of RE/MAX AND MBKR represents and warrants to the other of them that it has the necessary authority to enter into this agreement and that no material that is supplied by either of them to the other of them shall contain language or material which is obscene, libellous, slanders or defamatory or which will infringe upon or violate any patent, copyright, trade secret, trade-mark or other property right of any other person.

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26.	Cost of Services

MBKR represents and warrants that the services to be provided pursuant to this agreement shall be provided at a cost that is at least as low as the costs thereof to any other person to whom or which the Mortgage Broker Solution is provided by MBKR.

27.	Non-Disclosure

Except as required by law, each party agrees not to disclose to any third party any of the provisions of this agreement without the prior express written consent of the other party. In the event that either party is required by law to disclose any such provisions, then the party with the disclosure obligation shall explain the obligation to the other and provide to the other for comment, prior to issuance, the text of any proposed disclosure.

28.	Independent Contractors

This agreement shall not create or imply a joint venture, partnership or any form of business relationship of any kind between the parties hereto other than that of arm’s length independent contractors. None of the employees of either RE/MAX or MBKR shall be deemed to be employees of the other of them.

29.	General Indemnification

Each of RE/MAX and MBKR shall and does hereby indemnify the other of them and their respective directors, officers and employees and hold each of them harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, expenses of litigation, judgments, settlements and any other costs, fees and expenses that were caused by or resulted from, or are otherwise arising from or related to, a breach of any of indemnifying party’s obligations, duties, representations, warranties, and agreements contained in this agreement, or by the indemnifying party’s willful misfeasance, bad faith or negligence in the performance of or failure to perform as provided in this agreement.

30.	Governing Law

This agreement and the rights and obligations and relations of the parties hereto shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein (but without giving consideration to any conflict of laws rules). The parties hereto agree that the Courts of Ontario shall have jurisdiction to entertain any action or other legal proceedings based on any provisions of this Agreement. Each party hereto does hereby attorn to the jurisdiction of the Courts of the Province of Ontario.

31.	Privacy Law

Each party hereby agrees to comply with all applicable privacy legislation whether provincial, federal or otherwise, as amended from time to time, and agrees to and does hereby indemnify the other of them from any claim relating to any alleged violation by the indemnifying party of any such laws.

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32.	Headings

The headings of this agreement and in the Schedules hereto are solely for convenience of reference and do not affect the interpretation thereof or define, limit or construe the contents of any provision of this Agreement.

33.	Counterparts

This agreement may be executed in any number of counterparts and all such counterparts shall for all purposes constitute one agreement, binding on the parties hereto, provided each party hereto has executed at least one counterpart, and each shall be deemed to be an original, notwithstanding that all parties are not signatory to the same counterpart. This agreement may be executed and delivered by any of the parties by transmitting to the other a copy of this agreement (executed by such delivering Party) by telecopier or similar means of electronic communication, and delivery in that manner by a party shall be binding upon such party and deemed to be an original.

34.	Entire Agreement

With respect to the subject matter of this agreement, this agreement (a) sets forth the entire agreement between the parties hereto and any persons who have in the past or who are now representing either of the parties hereto, (b) supersedes all prior understandings and communications between the parties hereto or any of them, oral or written, and (c) constitutes the entire agreement between the parties hereto. Each party hereto acknowledges and represents that this agreement is entered into after full investigation and that no party is relying upon any statement or representation made by any other which is not embodied in this Agreement. Each party hereto acknowledges that no liability whatsoever shall arise based in contract or tort, with respect to misrepresentations of any kind, including but not limited to, statements or representations negligently made by any persons who have in the past or who are now representing either of the parties hereto, in order to induce either party into entering into this agreement. Each party hereto acknowledges that he or it shall have no right to rely upon any amendment, promise, modification, statement or representation made or occurring subsequent to the execution of this agreement unless the same is in writing and executed by each of the parties hereto.

35.	Time Of The Essence

Time shall be of the essence of this agreement and of every part hereof and no extension or variation of this agreement shall operate as a waiver of this provision.

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36.	Communications

All communications which may be or are required to be given by either party to the other herein, shall (in the absence of any specific provision to the contrary) be in writing and delivered or sent by prepaid registered mail or by facsimile transmission (provided sender obtains evidence or verification of transmission receipt) to the parties at their following respective addresses:

If to RE/MAX at:

7101 Syntex Drive

Mississauga, ON L5N 6H5

Fax No.: (905 – 542-2318)

Attention: Gail Rider

If to MBKR at:

45 Vogell Rd., Suite 101

Richmond Hill, ON L4B 3P6

Fax No.: (416) 410-4845

Attention: Alex Haditaghi

and if any such communication is sent by prepaid registered mail, it shall, subject to the following sentence, be conclusively deemed to have been received on the third Business Day following the mailing thereof and, if delivered or so telecopied, it shall be conclusively deemed to have been received at the time of delivery or transmission. Notwithstanding the foregoing provisions with respect to mailing, in the event that it may be reasonably anticipated that, due to any strike, lock-out or similar event involving an interruption in postal service, any communication will not be received by the addressee by no later than the third Business Day following the mailing thereof, then the mailing of any such communication as aforesaid shall not be an effective means of sending the same but rather any communication must be sent by delivery or facsimile transmission. Either party may from time to time change its address hereinbefore set forth by notice to the other of them in accordance with this section. As used herein the words “Business Day” mean the days of Monday to Friday, both inclusive, unless such day is a statutory or civic holiday in Toronto, Ontario.

37.	Non-Performance

The failure of any party to this agreement to enforce at any time any of the provisions of this agreement or any of its rights in respect thereto or to insist upon strict adherence to any term of this agreement will not be considered to be a waiver of such provision, right or term or in any way to affect the validity of this agreement or deprive the applicable party of the right thereafter to insist upon strict adherence to that term or any other term of this agreement. The exercise by any party to this agreement of any of its rights provided by this agreement will not preclude or prejudice such party from exercising any other right it may have

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by reason of this agreement or otherwise, irrespective of any previous action or proceeding taken by it hereunder. Any waiver by any party hereto of the performance of any of the provisions of this agreement will be effective only if in writing and signed by a duly authorized representative of such party.

38.	Partial Invalidity

If any provision of this agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each provision of this agreement shall be valid and enforced to the fullest extent permitted by law and be independent of every other provision of this Agreement.

39.	Further Assurances

Each party hereto agrees from time to time, subsequent to the date hereof, to execute and deliver or cause to be executed and delivered to the others of them such instruments or further assurances as may, in the reasonable opinion of any other of them, be necessary or desirable to give effect to the provisions of this Agreement.

40.	Construction Clause

This agreement has been negotiated and approved by counsel on behalf of all parties hereto and, notwithstanding any rule or maxim of construction to the contrary, any ambiguity or uncertainty will not be construed against any party hereto by reason of the authorship of any of the provisions hereof.

41.	Confidentiality

Each party hereto acknowledges that, during the term of this Agreement, each party may be required from time to time to disclose to the other party certain materials, information and data relating to such party’s business (all of which is hereinafter referred to as “Confidential Information”). Each party hereto acknowledges that the other’s Confidential Information, other than that which is publicly known, is confidential and proprietary information and constitutes trade secrets. Each party agrees to exercise the same degree of care of the other party’s Confidential Information that it does with its own Confidential Information and to confine knowledge of Confidential Information only to its employees who require such knowledge for use in the ordinary course and scope of their employment. The parties hereto shall not, during the term of this agreement or thereafter, use, disclose, divulge or make available each other’s Confidential Information to any third party either directly or indirectly in any manner whatsoever without the prior written consent of the other party.

42.	Dispute Provision

RE/MAX and MBKR shall attempt in good faith to resolve any dispute arising out of or relating to this agreement promptly by negotiations, as follows. Either party may give the other party written notice of any dispute not resolved in the normal course of business. Executives of both parties at levels one step above the personnel who have previously been involved in the dispute shall meet at a mutually acceptable time and place within 10 days after delivery of such notice, and thereafter as often as they reasonably deem necessary, to exchange

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relevant information and to attempt to resolve the dispute. If the matter has not been resolved by these persons within 30 days of the disputing party’s notice, or if the parties fail to meet within 10 days, the dispute shall be referred to senior executives of both parties who have authority to settle the dispute and who shall likewise meet to attempt to resolve the dispute. If the matter has not been resolved within 30 days from the referral of the dispute to senior executives, or if no meeting of senior executives has taken place within 15 days after such referral, the party that has alleged a breach of this agreement shall be entitled to pursue its legal remedies consequent on such breach.

43.	Successors And Assigns

This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF the parties hereto have signed and sealed this agreement.

SIGNED, SEALED AND DELIVERED	) ) ) ) ) ) ) )	RE/MAX ONTARIO-ATLANTIC CANADA INC. By: c/s Authorized Signatory
	) ) ) ) ) ) )	MORTGAGEBROKERS.COM HOLDINGS, INC. By: c/s Authorized Signatory

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SCHEDULE A

RE/MAX Mortgage Broker Solution

Ownership ? Leverage ? Profit Sharing ? Retention ? Value Creation

The following is a description of the Mortgage Broker Solution. Any aspect of the Mortgage Broker Solution may be changed with the mutual agreement of RE/MAX and MBKR. Any words used in this Schedule “A” that are defined in the agreement to which it is a schedule have the meaning as so defined.

The Vision and Intent of the Mortgage Broker Solution

The Mortgage Broker Solution, as defined herein, was designed to be a strategic business solution for RE/MAX, centered on mortgage finance that was intended to address the following:

•

to capture new sources of revenue for the REMAX customer centered transaction value chain, specifically, the RE/MAX sales associate (‘Sales Associate’), the RE/MAX franchisee broker (‘Franchisee’), and RE/MAX Ontario Atlantic Canada Inc. (‘RE/MAX’);

•

to create a mortgage solution that is consistently branded, offers a consistent quality of service and customer experience, reduces RE/MAX brand fractionation and mitigates any risks and liabilities associated with mortgage origination throughout the RE/MAX organization;

•

to create a solution that is owned by those who create the value in the RE/MAX customer value chain and through that collective ownership, to harness and leverage the RE/MAX brand and mortgage origination potential of the entire Franchise organization, creating more value than could be created by each party on their own; and,

•	to create a solution that strengthens the RE/MAX core business as a tool for sales associate recruitment and retention relative to any other available real estate models in the market place.

Becoming a Participant

A participant (“Participant”) is defined as a Franchisee who:

1.	Actively promotes the Mortgage Broker Solution and encourages referrals to MBKR within their offices;
2.	Makes space available within their offices, as necessary and mutually agreed upon, to accommodate an MBKR Mortgage Specialist Business Development Officer; and
3.

Utilizes the MBKR Mortgage Solution exclusively inside their offices by the end of a twelve (‘12’) month Transition Period, as herein defined, following roll-out of the program to their regional Franchisee office locations, such exclusivity to exclude T-D mortgage representatives or mortgage representatives of any other financial institution or institutions with which RE/MAX may hereafter enter into an agreement similar to the current T-D agreement if such T-D agreement should be terminated..

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Only Participants will completely benefit from the Mortgage Broker Solution as described hereafter.

Benefits afforded to a Participant

Agreements

Following closure of the Private Placement, MBKR will enter into a Service Agreement with each Participant Franchisee in accordance with the terms and conditions afforded by the Mortgage Broker Solution as described herein.

Licensure

The Mortgage Broker Solution is being made available exclusively to RE/MAX under the terms of a 10 year License Agreement that is renewable for an additional ten years.

Service

The following describes the key elements of the MBKR and RE/MAX service contemplated as part of the Mortgage Broker Solution to be established for each Participant broker office:

RE/MAX and its franchisees and salespersons may refer customers to the Mortgage Broker Solution directly to the assigned Mortgage Specialist Business Development Officer (Mortgage Specialist BDO). The referral may also be provided indirectly via an on-line World Wide Web (“www”) referral and application system.

The following describes the RE/MAX-MBKR Mortgage Broker Solution service team:

•

as Participants, a joint RE/MAX-MBKR strategic advisory committee will be established representing a broad cross section of all parties in the MBKR and RE/MAX customer centered value and service chain and appropriate representatives of MBKR. Such participants may vary each year. The advisory committee will be structured and tasked with providing ongoing feedback, knowledge and business intelligence transfer, and problem solving ongoing issues related to the Mortgage Broker Solution.

•

MBKR will arrange for a Mortgage Specialist BDO to be generally assigned to each office. Where warranted, a Mortgage Specialist BDO may manage the relationships at several smaller Participant offices or several Mortgage Specialist BDOs will be assigned to larger Participant offices. The Mortgage Specialist BDO will be part of a service team of regional Mortgage Specialist BDOs, structured to provide geographic and temporal coverage and provide flexibility to respond to language and cultural sensitivities.

•	MBKR will arrange for each Mortgage Specialist BDO to be supported with a centralized Loan Processing Officer.

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•	A call centre will also be developed to solicit electronic lead referrals received and to develop capture programs leveraging the customer experience and the RE/MAX and MBKR brands.
•

All customer files will be reviewed by an independent Compliance Officer retained by MBKR to screen for fraud and licensure non-compliance, subject to compliance with all applicable privacy legislation.

•	MBKR back office administration will manage the revenue pipeline and manage the reporting systems.
•	MBKR will provide to each Participant Franchisee as well as RE/MAX Ontario Atlantic Canada Inc. with a lead referral and sales data report on a no less than quarterly basis for management purposes.

Revenue Sharing

The following conceptualizes ongoing fees earned through the Mortgage Broker Solution for RE/MAX (based upon a 75 Basis Point Finders Fee lender):

MBKR will direct deposit earned fees on a monthly basis to RE/MAX and Participant Franchisees accompanied with electronic statements of account for further disbursement to Sales Associates.

The following details the revenue sharing plan:

Volume Bonus Lenders

Commission fees payable by lenders for origination are transaction based commission fees as may be negotiated by MBKR (“Finders Fee”). Finders Fees do not include any

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origination threshold volume based bonus (“Volume Bonus”) that a lender may pay MBKR from time to time.

For transactions placed with lenders who pay MBKR a Finders Fee and Volume Bonus, RE/MAX shall be entitled revenue sharing of mortgage origination Finders Fees received by MBKR as a result of a referral or lead generated by RE/MAX their franchisee or Sales Associate as described hereafter. Based on the particular Finders Fee paid by the bank in a mortgage transaction, RE/MAX shall be paid a referral fee (‘Referral Fee’) based on the following:

Residential:

(a)	The Referral Fee will equal sixty percent (60%) of Finders Fees up to 45 basis points ;

Commercial:

(b)	The Referral Fee will equal twenty-five percent (25%) of the Finders/Broker Fees up to 30 basis points;

The Referral Fee, which generally will amount to 45 basis points (‘bps’) for Residential mortgage origination, RE/MAX currently intends to split the Referral Fee as follows:

· Stakeholder	· Referral Fee Split%	· Referral Fee Split (based on 45 bps)
· Sales Associate	· 33%	· 15 bps
· Franchisee	· 28%	· 12.5 bps
· RE/MAX Ontario-Atlantic	· 17%	· 7.5 bps
· RE/MAX Ontario-Atlantic Corporate Contribution	· 22%	· 10 bps

Non-Volume Bonus Lenders

In cases where a lender does not pay a corporate volume bonus (Home Capital Group, Private Lenders, etc.), the commission split varies from the standard commission split. Where the deals funded with non volume lenders originated from RE/MAX sales associates, 20% of the commission fee is taken off the top for MBKR, and out of the remaining 80%, 48% of the Finders Fee (or an effective 38.4% of the total commission

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fee) will be paid to RE/MAX as a Referral Fee up to 45 bps. RE/MAX currently intends to distribute the resulting Referral Fee as follows:

· Stakeholder	· Referral Fee Split%	· Referral Fee Split (based on 45 bps)
· Sales Associate	· 33%	· 15 bps
· Franchisee	· 28%	· 12.5 bps
· RE/MAX Ontario-Atlantic	· 17%	· 7.5 bps
· RE/MAX Ontario-Atlantic Corporate Contribution	· 22%	· 10 bps

Broker Fees

The commission split on broker fees charged on mortgage deal will be entertained similarly to that of non volume bonus lenders.

Earning Additional Performance-Based Capital Stock of our Company

RE/MAX Participant Franchisees may earn additional performance-based capital stock in MBKR, on an ongoing basis, as detailed in Schedule B, through the following:

•

MBKR has established a program called Prosperity Accelerated Through Hiring (“PATH”) whereby the Participant Franchisee can earn shares in MBKR through referral of third party mortgage brokers and agents to join MBKR. It is expected that the PATH program will be most relevant during the Transition Period, as herein defined, when Participant Franchisees work with MBKR in the selection and possible conversion of mortgage Agents to become Mortgage Specialist BDOs;

•	Participants are entitled to earn MBKR stock warrants based on the annual mortgage origination volume associated with referrals from their Sales Associates.

MBKR and it’s Board reserves the right to adjust the share issue formulae to increase or decrease the shares that might be issued through PATH or on a annual mortgage origination volume basis relative to the Table presented in Schedule B or to eliminate the programs

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completely in the future to manage the company’s capital structure. MBKR agrees to provide 90 days notice to RE/MAX and Participants of any such changes.

Marketing

The following summarizes the fundamentals upon which a formal marketing program for the Mortgage Broker Solution will be jointly established by MBKR and RE/MAX:

•

Both MBKR and RE/MAX each have regulatory disclosure requirements to the customer and will work to establish a procedure that both meets all regulatory requirements and expands upon the customer purchase experience.

•	MBKR and RE/MAX will annually establish a national marketing plan and establish budgets and resources for executing the marketing plan;

Expected Areas for Growth to Create New Value

The Mortgage Broker Solution allows for significant new value creation for Participants associated with leveraging the RE/MAX brand and the mortgage origination potential of the entire Franchise organization. The following is a partial list of initiatives that may be executed in the first 24 months of launching the Mortgage Broker Solution:

•	Development of White Label Products from Lenders and Service Providers to be offered exclusively for RE/MAX customers; and
•	The expansion of the Mortgage Broker Solution to other Regions in the RE/MAX International system in Canada, the USA and Europe.

NonParticipants

In order to incent participation in a national Mortgage Broker Solution and harness and leverage the RE/MAX brand and mortgage origination potential of the entire Franchise organization, the fee-based Mortgage Broker Solution compensation structure of franchisees that are not Participants will be reviewed following the Transition Period in addition to forfeiting any rights to potentially earned volume bonus related stock warrants based on PATH and lead referrals that lead to mortgage origination from their Sales Associates.

MBKR, as facilitated by RE/MAX, will approach NonParticipant Sales Associates directly and offer them a comparable commission program for mortgage origination referrals as is being made available to Participant Franchisee Sales Associates.

The Transition Period

A 12 Month Transition Period is contemplated for a vesting Franchisee to become a Participant to support the transitioning through of existing relationships & accommodating multiple service providers that exist through-out the RE/MAX Franchise Network. The Transition Period commences upon the roll-out of the Mortgage Broker Solution to the Franchisee’s territory.

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SCHEDULE B – RE/MAX PARTICIPATING FRANCHISEE

Stock Warrants may be earned by a Participant Franchisee for referrals from their Sales Associates leading to annual mortgage origination volume sales for MBKR. On a similar formula basis, the Participating Franchisee may earn stock warrants through referral of third party mortgage brokers and agents to join MBKR. It is expected that the PATH program will be most relevant during the Transition Period, as defined heretofore, when Participant Franchisees work with MBKR in the selection and possible conversion of mortgage Agents to become Mortgage Specialist BDOs.

The following summarizes the basis for earning MBKR stock Warrants and as detailed hereafter:

TABLE B - RE/MAX Annual Stock Warrant Performance Plan

Annual Mortgage Origination	Amount payable in Stock Warrants
Volume ($ CDN)	(USD $ ) Dollars Worth of Shares

$20,000,000	6,000
$30,000,000	9,000
$40,000,000	12,000
$50,000,000	15,000
$60,000,000	18,000
$70,000,000	21,000
$80,000,000	24,000
$90,000,000	27,000
$100,000,000	30,000
$110,000,000	33,000
$120,000,000	36,000
$130,000,000	39,000
$140,000,000	42,000
$150,000,000	45,000
$200,000,000	60,000
$250,000,000	75,000
$300,000,000	90,000
$1,000,000,000	300,000

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RULES FOR STOCK WARRANTS EARNED ON ANNUAL VOLUME AND THROUGH “PATH”

General Rules and Conditions

1.	Only Participant Franchisees are eligible to earn stock warrants pursuant to the Mortgage Broker Solution.
2.	Annually earned stock warrants will have the following vestment periods prior to being exercisable by the Participant Franchisee:
a.

The Participant Franchisee is entitled to exercise stock warrants (Table B) earned during the first three (3) years immediately following the Effective Date (hereafter referred to as the “Initial Vestment Period”), can be exercised at the end of year five (5) immediately following the Effective Date; and,

b.

stock warrants earned in each consecutive two (2) year period following the Initial Vestment Period (hereafter referred to as the “Vestment Period”) after can be exercised two years following the end of the respective 2 year Vestment Period.

3.

If the Participant Franchisee terminates the agreement with MBKR, at any time prior to the end of the Initial Vestment Period or successive Vestment Periods, the Participant Franchisee will not be eligible to receive any stock warrants what so ever for performance during a partially completed Initial Vestment Period or successive Vestment Period.

4.

The numbers in the above table are not exact, and the table is provided only as a guideline for reference to the Participant Franchisee. MBKR and it’s Board reserves the right to adjust the share issue formulae to increase or decrease the shares that might be issued through PATH or on a annual mortgage origination volume basis relative to Table B presented in Schedule B or to eliminate the programs completely in the future to manage MBKR’s capital structure. MBKR agrees to provide 90 days notice to RE/MAX and Participants of any such changes.

5.

Warrant values for stock warrants earned during the Initial Vestment Period will be established as the twenty (20) day average closing price following the commencement of the Initial Vestment Period. Warrant values for stock warrants earned during each consecutive Vestment Period will be established as the twenty (20) day average closing price following the commencement of the respective Vestment Period. The warrant minimum value will be established at USD $1.00.

6.

The warrants, including exercise price, are subject to the terms and conditions of a Warrant Agreement to Purchase Shares of Common Stock of MortgageBrokers.com Holdings, Inc. which will incorporate a leak-out provision, transfer rights provision, registration rights provision, and will describe all related warrant rights, privileges and restrictions.

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7.

The warrants, including exercise price, are subject to the terms and conditions of a Warrant Agreement to Purchase Shares of Common Stock of MortgageBrokers.com Holdings, Inc. To promote team building, MBKR has established a program called “Prosperity Accelerated Through Hiring” (“PATH”) whereby MBKR will issue stock warrants for the referral and contracting of mortgage agents or other mortgage consultants to MBKR by the Participant Franchisee. For potential mortgage consultants and agents referred to MBKR by the Participant that subsequently execute an Agreement with MBKR, MBKR will issue stock warrants to the referring Participant Franchisee in accordance to Table B based on the referred mortgage consultant’s or agent’s annual mortgage origination sales volume. The following conditions also apply to the PATH ownership program:

	a.	PATH earned stock warrants will be vested for a two year period following execution of an agreement between the mortgage agent or mortgage consultant and MBKR.
b.

If the teamed Agent or referred mortgage consultant terminates the Agreement prior to the PATH vestment period, the Participant Franchisee is not eligible to receive the warrants associated with the referral.

PATH Team Building Program: The Participant Franchisee earns shares for referral of other Business Partners to MBKR based on Table B. For example, if a potential Business Partner’s book of business is CDN $100,000,000, the referring Business Partner is eligible to receive up to USD $30,000 dollars worth of warrants. These warrants are deemed to be paid in full and earned following the referred Vesting Period.

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